Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned hereby certifies that the Annual Report on Form 10-K of Trinity Partners Acquisition Company Inc. (the “Registrant”) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2005

/s/ Lawrence Burstein
Lawrence Burstein President and Treasurer (Principal Executive and Financial Officer)